UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

VWR Funding, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Goshen Parkway P.O. Box 2656 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 431-1700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

On June 25, 2009, VWR Funding, Inc. (“VWR Funding”) made a permitted election to use the payment-in-kind (“PIK”) feature of its $675,000,000 10.25%/11.25% Senior PIK Toggle Notes due 2015 (the “Senior Notes”) in lieu of making a cash interest payment for the semi-annual interest period commencing July 15, 2009. For subsequent interest periods through July 15, 2011, VWR Funding may make an election, no later than 10 business days prior to the beginning of each interest period, to pay interest on the Senior Notes entirely in cash, entirely through PIK interest, or 50% in cash and 50% in PIK interest. In the absence of such an election for any interest period, interest on the Senior Notes will be payable in cash. PIK interest accrues on the Senior Notes at a rate per annum equal to the cash interest rate of 10.25% plus 100 basis points.

Also on June 25, 2009, VWR Funding made a permitted election to capitalize $2,650,012.50 and €937,500 of cash interest payable on its $353,335,000 10.75% and €125,000,000 10.75% Senior Subordinated Notes due 2017 (together, the “Senior Subordinated Notes”), respectively, for the quarterly interest payment date ending on June 30, 2009. For subsequent quarterly interest payment dates through and including March 31, 2010, VWR Funding may make an election to capitalize up to approximately 28% per annum of the interest payable on such date by capitalizing such interest and adding it to the then outstanding principal amount of the Senior Subordinated Notes. In the absence of such an election for any interest payment date, all of the interest on the Senior Subordinated Notes will be payable in cash. The interest rate on the Senior Subordinated Notes does not change if VWR Funding makes an election to capitalize interest.

VWR Funding is electing to use the PIK feature for the Senior Notes and capitalize interest on the Senior Subordinated Notes at this time as an efficient and cost-effective method to enhance its liquidity and fund acquisition and investment opportunities.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements based on VWR Funding’s current expectations. Such forward-looking statements include those related to liquidity and future acquisition and investment opportunities, as well as all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this report are beyond VWR Funding’s ability to control or predict. VWR Funding does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: June 25, 2009

 By:  /s/ Gregory L. Cowan

         Name:     Gregory L. Cowan
         Title:       Vice President and Corporate Controller